UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2008 (February 19, 2008)

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 19, 2008, the Company’s Board of Directors approved amendments to Article II, Section 1 of the Company’s By-laws that implement a majority vote standard for uncontested elections of directors. The previous standard was a plurality vote standard and such standard will remain for contested elections. The amendments to the By-laws are effective February 19, 2008. The foregoing summary of the changes to the By-laws is qualified in its entirety by the full text of the By-laws, a copy of which is attached hereto as Exhibit 3 and incorporated herein by reference.

The Board also adopted a director resignation policy pursuant to which any director subject to re-election at an uncontested meeting who fails to receive a majority of the votes cast, shall offer his resignation for consideration by the Board of Directors in accordance with the director resignation policy. The Governance & Compensation Committee would then review the matter and make a recommendation to the Board. The Board is then required to make a decision as to whether such resignation should be accepted or rejected. Such decision is to be made no later than 90 days after the date of the annual meeting and publicly announced in a Current Report on Form 8-K promptly thereafter. Any director who failed to satisfy the majority vote standard would not be permitted to vote, either as a member of the Governance & Compensation Committee or as a member of the Board, or to participate in any deliberations related to his resignation. A copy of the policy, as in effect from time to time, will be posted on the Company’s website. The foregoing summary of the director resignation policy is qualified in its entirety by the full text of such policy.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
3	Amended and Restated By-laws of the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
John J. Goggins
Senior Vice President and General Counsel

Date: February 25, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3	Amended and Restated By-laws of the Registrant.